1,000,000 Shares*

MID-AMERICA APARTMENT COMMUNITIES, INC.

Common Stock

UNDERWRITING AGREEMENT

St. Petersburg, Florida
May 9, 2006

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Raymond James & Associates, Inc., acting as the sole underwriter (the “Underwriter”), an aggregate of 1,000,000 shares (the “Firm Shares”) of its Common Stock, par value $.01 per share (the “Common Stock”). In addition, the Company has agreed to sell to the Underwriter, upon the terms and conditions stated herein, up to an additional 150,000 shares of Common Stock (the “Additional Shares”) to cover over-allotments by the Underwriter, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”

The Company wishes to confirm as follows its agreement with the Underwriter in connection with the Underwriter’s purchase of the Shares from the Company.

1.  Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in conformity with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a Registration Statement (as defined below) on Form S-3 (File No. 333-133834), including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of certain securities, including the Shares. The Registration Statement, including the financial statements, exhibits and schedules thereto, became effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act. The Company has filed such amendments to the Registration Statement and such amendments or supplements to the related prospectus as may have been required prior to the date hereof, and will file such additional amendments or supplements as may hereafter be required. Copies of the Registration Statement, including any amendments thereto and the exhibits, financial statements and schedules thereto have been made available to you by the Company. A final prospectus containing the information permitted to be omitted from the Registration Statement by Rule 430A or Rule 430B of the Securities Act will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Securities Act. The term “Registration Statement” as used herein means the registration statement on Form S-3 (File No. 333-133834), at the time such registration statement became effective under Rule 462(e), or at the time any part thereof is deemed effective under Rule 430B(f)(2) of the Securities Act (the “Effective Date”), including the financial statements, all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and, if applicable, the information deemed to be included by Rule 430A or Rule 430B of the Securities Act. The term “Prospectus” as used herein means, together with the Base Prospectus, (i) the final prospectus supplement relating to the specific offering of the Shares as first filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”), or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, including in each case any information or documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430, Rule 430A or Rule 430B of the Securities Act included at any time in the Registration Statement, including the Base Prospectus and any preliminary prospectus supplement relating to the specific offering of the Shares, and including in each case the information or documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the Securities Act. The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the Securities Act. The term “Disclosure Package” as used herein shall mean, as of the Initial Sale Time (as defined below), (i) the Preliminary Prospectus, as most recently amended or supplemented prior to the Initial Sale Time (as defined below), (ii) each Issuer Free Writing Prospectus, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) any other information included in Schedule II hereto. The “Initial Sale Time” as used herein shall mean 8:30 a.m., Eastern time, on May 9, 2006 or such other time as agreed to in writing by the Underwriter and the Company. The Preliminary Prospectus, any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the Securities Act and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares have been and will be identical to the respective versions thereof transmitted to the Commission for filing via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus, any Free Writing Prospectus or the Disclosure Package shall mean amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above. As used herein, the term “Incorporated Documents” means the documents which are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto during the period the Prospectus is required to be delivered in connection with the sale of the Shares by the Underwriter or any dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172(a) of the Securities Act (the “Prospectus Delivery Period”).

2.  Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company and Mid-America Apartments, L.P., a Tennessee limited partnership (the “Partnership”) contained herein and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company at a purchase price of $51.713 per share (representing a public offering price of $52.50 per share, less an underwriting discount of $0.787 per share) (the “Purchase Price”) the number of Firm Shares set forth opposite the name of the Underwriter in Schedule I hereto.

The Company hereby also agrees to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Company and the Partnership contained herein and subject to all the terms and conditions set forth herein, the Underwriter shall have the right for 30 days from the date of this Agreement to purchase from the Company up to 150,000 Additional Shares at the Purchase Price. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. The option to purchase Additional Shares may be exercised in whole or in part from time to time during the 30 days after the date of this Agreement in one or more installments, but in no event more than three installments.

3.  Terms of Public Offering. The Company has been advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has become effective in the Underwriter’s judgment is advisable and to offer the Shares initially upon the terms set forth in the Prospectus.

Not later than 2:00 p.m., Eastern time, on the business day following the date of the Prospectus, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Underwriter shall request.

4.  Delivery of the Shares and Payment Therefor. Delivery to the Underwriter of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., Eastern time, on May 12, 2006 (the “Closing Date”). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company. The Company hereby acknowledges that circumstances under which you may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

Delivery to the Underwriter of and payment for any Additional Shares to be purchased by the Underwriter shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., Eastern time, on such date or dates (each, an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Underwriter to the Company, of the Underwriter’s determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of this Agreement and must set forth the aggregate number of Additional Shares as to which the Underwriter is exercising the option to purchase. The place of closing for the Additional Shares and any Additional Closing Date may be varied by agreement between the Underwriter and the Company.

Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., Eastern time, not later than the close of business on the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., Eastern time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the Purchase Price by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Underwriter to the Company.

It is understood that the Underwriter has been authorized to accept delivery of and receipt for and make payment of the Purchase Price for the Firm Shares and the Additional Shares, if any, that the Underwriter has agreed to purchase in accordance with this Agreement.

5.  Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a)  During the Prospectus Delivery Period, the Company will comply with the requirements of Rule 430B of the Securities Act and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect the filings required under Rule 424(b) of the Securities Act, in the manner and within the time period required by Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) of the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to use best efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) of the Securities Act).

(b)  The Company will not file any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the Securities Act that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if the document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus, of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected or which is not in compliance with the Securities Act; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to, the Disclosure Package, the Prospectus has been filed.

(c)  The Company has furnished or will on request deliver to the Underwriter and counsel for the Underwriter, without charge, one signed copy of the Registration Statement as initially filed by the Company with the Commission and of each amendment thereto or otherwise deemed to be a part thereof and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  The Company will furnish to the Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and, upon the Underwriter’s request, prepare and file with the Commission, at the Company’s own expense, such amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements. The Company will use its best efforts to have such amendment declared effective as soon as practicable and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus until the distribution of the Shares by the Underwriter is complete, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)  The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act as applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g)  The Company will cooperate with the Underwriter and counsel for the Underwriter in connection with the registration or qualification of the Shares for offering and sale by the several Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register the Shares for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of not less than five years after the date hereof.

(h)  The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(i)  During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriter, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or the New York Stock Exchange, Inc. (the “NYSE”) or any national securities exchange and (ii) such other information concerning the Company as you may reasonably request from time to time.

(j)  If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof, other than clauses (iv) or (v)) or if this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriter, but excluding wages and salaries paid by the Underwriter) reasonably incurred by the Underwriter in connection herewith.

(k)  The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus. The Company will effect the issuance to the Company by the Partnership of a number of common units of partnership interest in the Partnership (the “Common Units”) equal to the number of Shares upon the Company’s contribution to the Partnership of the proceeds from the sale of the Shares.

(l)  Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to the Underwriter, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements incorporated by reference in the Prospectus.

(m)  The Company will comply with all provisions of any undertakings contained in the Registration Statement.

(n)  The Company will not at any time, directly or indirectly, take any action designed to or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(o)  The Company will timely file with the NYSE all documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(p)  The Company will use its best efforts to list the Shares on the NYSE.

(q)  The Company will use its best efforts (i) to continue to meet the requirements to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for each of its taxable years, and (ii) to cause each of its subsidiaries that is organized as a partnership to be treated as a partnership for federal income tax purposes.

(r)  Except as provided in this Agreement, for a period of 60 days after the date of the Prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, without the Underwriter’s prior written consent, the Company will not, directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock or any rights to purchase Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing; provided, however, that the Company may issue and sell shares of Common Stock, or securities exercisable for Common Stock, pursuant to: (1) the Company’s 2004 Stock Plan; (2) the Company’s Direct Stock Purchase and Dividend Reinvestment Plan; (3) upon the redemption of Common Units or Preferred Units (as defined below) in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and supplemented; (4) upon the exercise of options or warrants outstanding on the date hereof; (5) in connection with the acquisition by the Company of properties or assets; or (6) the issuance of Common Units or Preferred Units by the Partnership in connection with the acquisition of properties or assets.

(s)  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriter is and has been acting solely as principal and is not an agent or fiduciary of the Company, its securityholders, creditors, employees or any other party, (iii) the Underwriter has not assumed nor will it assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company or the Partnership with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Partnership, and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

6.  Representations and Warranties of the Company and the Partnership. The Company and the Partnership hereby represent and warrant to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a)  The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

(b)  At the time of the initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

(c)  The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on May 5, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(d)  Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(e)  At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Securities Act, at the Closing Date and at each Additional Closing Date, as the case may be, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(f)  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date and at each Additional Closing Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus, as amended or supplemented, in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(g)  Each Preliminary Prospectus complied when so filed in all material respects with the Securities Act and each Preliminary Prospectus and the Prospectus, as amended or supplemented, delivered to the Underwriter for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h)  As of the Initial Sale Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12 hereof.

(i)  The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(j)  Each Issuer Free Writing Prospectus, as of its issue date and as of the Initial Sale Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 12 hereof.

(k)  The authorized, issued and outstanding capital stock of the Company is and will be as set forth in the Prospectus under the caption “Capitalization.” All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights; except as set forth in the Disclosure Package and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriter by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriter against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other or similar rights; the Common Stock (including the Shares) of the Company conforms to the description thereof contained in each of the Disclosure Package and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriter purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

(l)  Immediately after the Closing Date, all of the issued and outstanding Common Units and Preferred Units (as defined below) will be validly issued, fully paid and nonassessable. Immediately after the transactions contemplated by this Agreement, none of the outstanding Common Units or Preferred Units has been or will be issued or is owned or held in violation of any preemptive right, right of first refusal or other similar right; and the outstanding Common Units and Preferred Units have been or will be offered, sold and issued by the Partnership in compliance with applicable federal and state securities laws.

(m)  Each of the Company and its subsidiaries is duly organized and validly existing in good standing under the laws of the state of its incorporation or organization with full corporate, partnership or entity power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Disclosure Package and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company is, and at the Closing Date will be, the sole general partner of the Partnership, and the Company and MAC II of Delaware, L.P. (“MAC II”) collectively will own an approximate 89.8% interest in the Partnership. The Company and MAC II own all of the outstanding preferred units of partnership interest in the Partnership (the “Preferred Units”). Except as described above, the Company or the Partnership is the sole direct or indirect owner of all of the equity interests in each of the subsidiaries other than the Partnership.

(n)  The outstanding equity interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture (other than Mid-America CH/Realty II, L.P. in which the Company owns a 33.33% ownership interest), association, trust or other business organization, except as set forth in Exhibit 21 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005, which is incorporated by reference into the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(o)  Except as described in the Disclosure Package and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus as required by the Securities Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or its subsidiaries under any of such contracts.

(p)  Neither the Company nor any of its subsidiaries is (i) in violation of (A) its charter, articles of incorporation or bylaws, certificate of limited partnership, partnership agreement, operating agreement or other organizational documents, (B) to the Company’s knowledge any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes a default or an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such a default or event of default which would have a Material Adverse Effect.

(q)  The Company and the Partnership have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein and the Partnership’s issuance of the Common Units to the Company. The Company’s and the Partnership’s execution and delivery of this Agreement and the performance by the Company and the Partnership of their obligations under this Agreement have been duly and validly authorized by the Company and the Partnership and this Agreement has been duly executed and delivered by the Company and the Partnership, and constitutes a valid and legally binding agreement of the Company and the Partnership, enforceable against the Company and the Partnership in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(r)  The Second Amended and Restated Agreement of Limited Partnership of the Partnership, including all amendments thereto (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(s)  No consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body is required for the execution, delivery and performance by the Company and the Partnership of their respective obligations under this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby, including the valid authorization, issuance, sale and delivery of the Shares, except such as may be required by the NYSE and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, all of which will be, or have been effected, in accordance with this Agreement.

(t)  Neither the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company and the Partnership nor the consummation by the Company and the Partnership of the transactions contemplated hereby (i) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s charter or bylaws, the Partnership’s certificate of limited partnership or the Partnership Agreement, or any Existing Instrument to which the Company or any of its subsidiaries is a party or by which any of its or their properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(u)  No holder of any securities of the Company has rights to the registration of any securities of the Company or other similar rights as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company.

(v)  KPMG LLP and Ernst & Young LLP, who have audited the financial statements (including the related notes thereto and supporting schedules) incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), are and were, during the periods covered by their reports incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, independent registered public accountants as required by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(w)  The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement, the Disclosure Package and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus. The Company’s consolidated ratio of combined fixed charges and preferred stock distributions and consolidated ratio of earnings to fixed charges set forth in the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus and Exhibit 12.1 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(x)  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(y)  The Shares have been approved for trading and listing on the NYSE, subject to official notice of issuance of the Shares being sold by the Company. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(z)  The Company has not distributed and will not distribute, and has not authorized the Underwriter to distribute, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or identified in Schedule II hereto.

(aa)  Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

(bb)  The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Disclosure Package and the Prospectus (as amended or supplemented), all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriter will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(cc)  Except as set forth in the Disclosure Package and the Prospectus (as amended or supplemented), there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Securities Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Securities Act to be disclosed in the Prospectus that have not been disclosed as required. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Securities Act to be disclosed in the Disclosure Package and the Prospectus that is not so disclosed.

(dd)  None of the Company nor any of its subsidiaries is an “investment company”, a company “controlled” by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(ee)  Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Disclosure Package and the Prospectus or (ii) such as are not materially burdensome and do not have or will not adversely affect the Company’s or subsidiaries’ use of the property or the conduct of the business of the Company. All property (real and personal) leased by the Company and its subsidiaries is held under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not or will not adversely affect the use of the property or the conduct of the business of the Company.

(ff)  The Company and its subsidiaries have all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own their properties and to conduct their business in the manner described in the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit and except where such revocation or termination would not have a Material Adverse Effect or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Disclosure Package and the Prospectus; and, except as described in the Disclosure Package and the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(gg)  The Company and its subsidiaries have implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; and the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s and the Partnership’s knowledge, neither the Company, the Partnership nor any subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Partnership or any of the subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Partnership or any of the subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(hh)  Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

(ii)  The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

(jj)  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(kk)  The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable years ended December 31, 1994 through December 31, 2005, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2006 and in the future. The subsidiaries of the Company that are partnerships have been and will continue to be treated as partnerships for federal income tax purposes and not as corporations, associations taxable as corporations or as publicly traded partnerships.

(ll)  The Company will use its best efforts to monitor the ownership of the Company’s capital stock to ensure that the Limited Waiver of Excess Share Limitation (the “Limited Waiver”), by and between the Company and Cohen & Steers Capital Management, Inc. (“Cohen & Steers”), dated January 2005, will not cause the Company to fail to satisfy the requirements of section 856(a)(6) of the Code, including, without limitation, making periodic inquiries regarding the ownership of the capital stock of the Company by Cohen & Steers and making periodic reviews of the ownership of the capital stock of the Company by other shareholders; the Company will, if necessary to prevent a violation of the requirements of section 856(a)(6) of the Code, promptly exercise the power in section 1(c) of the Limited Waiver to revoke the excess share limitation granted to Cohen & Steers pursuant to the Limited Waiver; and the Company will use its best efforts to have the Limited Waiver amended to provide that the excess share limitation for Cohen & Steers will be automatically revoked to the extent any individual directly or indirectly owns, as a result of the Cohen & Steers’ ownership of the Common Stock, more than 9.9% of the outstanding capital stock of the Company at any time.

(mm)  The Company and its subsidiaries own and have full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property, and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(nn)  No officer, director or nominee for director of the Company has a direct or indirect affiliation or association with any member of the NASD.

(oo)  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

(pp)  Title insurance in favor of the Company, the Partnership and the subsidiaries has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property or (B) the cost of construction of such property (measured at the time of such construction), except where the failure to maintain such title insurance would not have a Material Adverse Effect.

(qq)  In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(rr)  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(ss)  The Company and its subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

(tt)  Except with respect to the non-timely filings of reports pursuant to Section 16(a) of the Exchange Act by certain of the Company’s officers as described in the Company’s Definitive Proxy Statement dated April 13, 2006 under the caption “Section 16(a) Beneficial Ownership Reporting Compliance,” this is and has been no failure on the part of the Company, the Partnership and the subsidiaries and any of the officers and directors of the Company, the Partnership and any of the subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

7.  Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Disclosure Package, the Blue Sky memoranda, the Master Agreement Among Underwriter, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(j), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriter in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriter’ counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the NYSE; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; and (viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement. Except as provided in this Section 7 and in Section 8 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of counsel to the Underwriter. In addition, in the event that the proposed offering of the Shares is terminated for the reasons set forth in Section 5(j) hereof, the Company agrees to reimburse the Underwriter as provided in Section 5(j).

8.  Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company and the Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Free Writing Prospectus or Issuer Free Writing Prospectus or in any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through the Underwriter, expressly for use in connection therewith or (ii) any inaccuracy in or breach of the representations and warranties of the Company or the Partnership contained herein or any failure of the Company to perform its obligations hereunder or under law. This indemnification shall be in addition to any liability that the Company and the Partnership may otherwise have.

In addition to its other obligations under this Section 8, the Company and the Partnership agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Partnership herein or failure to perform its obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse the Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company and the Partnership to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriter within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

If any action or claim shall be brought against the Underwriter or any person controlling the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against the Company and the Partnership, the Underwriter or such controlling person shall promptly notify in writing the party or parties against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person, unless (i) the indemnifying party or parties has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party or parties has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying party or parties, and the Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party or parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of the Underwriter or such controlling person (but the Company and the Partnership shall not be liable for the fees and expenses of more than one counsel for the Underwriter and such controlling persons)). The indemnifying party or parties shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party or parties agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Partnership to the Underwriter, but only with respect to information furnished in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Preliminary Prospectus, or any amendment or supplement to any of the foregoing. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Disclosure Package or the Preliminary Prospectus, or any amendment or supplement to any of the foregoing, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph, the Underwriter shall have the rights and duties given to the Company and the Partnership by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Company, its directors, officers and any such controlling persons, shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

In any event, the Company and the Partnership will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand, and the Underwriter on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Partnership on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Partnership on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Partnership bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriter shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Partnership or the Underwriter from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Partnership and the underwriting discounts and commissions received by the Underwriter, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Partnership on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Partnership on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting commissions received by the Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the second paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company and the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Company, its directors or officers or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of this Section 8.

9.  Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Firm Shares hereunder is subject to the following conditions:

(a)  A prospectus containing the information permitted to be omitted from the Registration Statement at the time of its effectiveness by Rule 430B of the Securities Act shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) of the Securities Act without reliance on Rule 424(b)(8) of the Securities Act (or a post-effective amendment to the Registration Statement providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B of the Securities Act). The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b) of the Securities Act.

(b)  The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries or any of their properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

(c)  The Underwriter shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Bass, Berry & Sims PLC, counsel to the Company and the Partnership, substantially to the effect as set forth in Schedule III attached hereto:

(d)  The Underwriter shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Hunton & Williams LLP, as counsel for the Underwriter, dated the Closing Date or any Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as the Underwriter may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)  The Underwriter shall have received letters addressed to you and dated the date hereof and the Closing Date or any Additional Closing Date, as the case may be, from (i) the firm of KPMG LLP, independent registered public accounting firm, and (ii) Ernst & Young LLP, independent registered public accounting firm, substantially in the forms heretofore approved by you.

(f)  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(i) hereof.

(g)  The Company and the Partnership shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(h)  The Company and the Partnership shall have furnished or caused to have been furnished to the Underwriter such further certificates and documents as the Underwriter shall have reasonably requested.

(i)  At or prior to the effective date of the Registration Statement, you shall not have received from the Corporate Financing Department of the NASD any objection to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(j)  The Underwriter shall have received on the Closing Date and the Additional Closing Date, as the case may be, a letter addressed to the Underwriter substantially in the form of Exhibit A hereto from H. Eric Bolton and Simon R.C. Wadsworth.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. The obligation of the Underwriter to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date, if any, of the conditions set forth in this Section 9, except that, if such Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.  Effective Date of Agreement. This Agreement shall become effective upon the later of the execution and delivery hereof by the parties hereto.

11.  Termination of Agreement. This Agreement shall be subject to termination in the Underwriter’s absolute discretion, without liability on the part of the Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or The NASDAQ Stock Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, (iv) any downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

12.  Information Furnished by the Underwriter. The Company acknowledges that (i) the third and tenth paragraphs under the caption “Underwriting” in the Prospectus Supplement, (ii) the second sentence of the twelfth paragraph under the caption “Underwriting” and (iii) the last paragraph on the cover page of the Prospectus Supplement, which refers to the expected date of delivery of the Shares purchased in the offering to the respective purchasers, constitute the only information furnished by the Underwriter as such information is referred to in Sections 6.1(e), 6.1(f), 6.1(h), 6.1(j) and Section 8 hereof.

13.  Miscellaneous. Except as otherwise provided in Sections 5 and 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered;

(i) if to the Company:

Mid-America Apartment Communities, Inc.
6584 Poplar Avenue, Suite 300
Memphis, TN 38138
Attention: President

with a copy to:

Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, TN 38103
Attention: Robert J. DelPriore, Esq.;
and

(ii) if to the Underwriter:

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716
Attention: Brad Butcher

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219
Attention: David C. Wright, Esq.

This Agreement has been and is made solely for the benefit of the Underwriter, the Company and its directors and officers and the Partnership.

14.  Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Partnership and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[Signatures Appear on the Following Page]

* Plus an additional 150,000 shares subject to the Underwriter’s over-allotment option.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Partnership and the Underwriter.

Very truly yours,

MID-AMERICA APARTMENT COMMUNITIES, INC.

By: /s/ Simon R.C. Wadsworth
Name: Simon R.C. Wadsworth
Title: EVP, CFO

MID-AMERICA APARTMENTS, L.P.

By: Mid-America Apartment Communities, Inc., its general partner

By: /s/ Simon R.C. Wadsworth
Name: Simon R.C. Wadsworth
Title: EVP, CFO

CONFIRMED as of the date first above
mentioned.

RAYMOND JAMES & ASSOCIATES, INC.

By: /s/ Brad Butcher
Authorized Underwriter